UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2019

HIREQUEST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	000-53088	91-2079472
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Springhall Drive, Goose Creek, SC	29445
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-7400

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	HQI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Franchise Purchase Agreements

On September 29, 2019, to finalize effecting the transition of the Company’s branches from being Company-owned to being franchisee-owned, the Company entered into Asset Purchase Agreements (“Purchase Agreements”) with a new franchisee (the “Buyer”) for the sale of certain assets related to the operations of the Company’s branches in Coeur D’Alene, ID; Griffith, IN; Bloomington, Brooklyn Park, Cambridge, Hopkins, St. Paul, and Wilmar, MN; Bismark, Dickinson, Fargo, Grand Forks, Minot, and Watford City, ND; Bellevue and Omaha, NE; Hillsboro, OR; Sioux Falls, SD; and Bellingham, Everett, Kent, Mt. Vernon, Seattle, Spokane, Tacoma, and Vancouver, WA (collectively, the “Franchise Assets”).

The closings under such agreements occurred on September 29, 2019. The aggregate purchase price for the Franchise Assets consisted of approximately $9.7 million paid in the form of five-year promissory notes accruing interest at an annual rate of 6% issued by the Buyer to the Company.

The Purchase Agreements contain negotiated representations, warranties, covenants, and indemnification provisions by the parties which are believed to be customary for transactions of this type. The Company simultaneously entered into franchise agreements with subsidiaries of the Buyer, pursuant to which the subsidiaries will operate such branches as franchisees.

The California Purchase Agreement

On September 27, 2019, the Company closed on an Asset Purchase Agreement (“California Purchase Agreement”) with Resolute Enterprises, LLC, a Florida limited liability company (“Resolute”), for the sale of certain assets related to the operations of the Company’s branches in Corona, Hayward, Sacramento, and Fresno, CA (collectively, the “California Assets”).

The aggregate purchase price for the California Assets consisted of $1.8 million paid in the form of a four-year promissory note accruing interest at an annual rate of 10% issued by Resolute to the Company. The promissory note is secured by the California Assets. In conjunction with the closing, and as agreed to by the parties, the $150,000 Resolute had deposited in escrow as a breakup fee was returned to Resolute.

The California Purchase Agreement contained negotiated representations, warranties, covenants, and indemnification provisions by the parties, which are believed to be customary for transactions of this type.

Item 8.01.	Other Events.

On October 1, 2019, the Company issued a press release announcing the consummation of the transactions contemplated by the Franchise Purchase Agreements and the California Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HIREQUEST, INC.
(Registrant)

Date: October 1, 2019	/s/ John McAnnar
John McAnnar
Vice President and General Counsel